                                                               Exhibit 99.(a)(4)

                               ING PARTNERS, INC.

                              ARTICLES OF AMENDMENT

          ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the ING MFS Emerging Equities Portfolio and the ING Scudder International Growth Portfolio as follows:

OLD NAME                                                        NEW NAME
--------                                                        --------
ING MFS Emerging Equities Portfolio - Initial Class             ING Salomon Brothers Aggressive Growth Portfolio -- Initial Class
ING MFS Emerging Equities Portfolio -- Adviser Class            ING Salomon Brothers Aggressive Growth Portfolio -- Adviser Class
ING MFS Emerging Equities Portfolio -- Service Class            ING Salomon Brothers Aggressive Growth Portfolio -- Service Class

ING Scudder International Growth Portfolio -- Initial Class     ING JPMorgan Fleming International Portfolio -- Initial Class
ING Scudder International Growth Portfolio -- Adviser Class     ING JPMorgan Fleming International Portfolio -- Adviser Class
ING Scudder International Growth Portfolio -- Service Class     ING JPMorgan Fleming International Portfolio -- Service Class

          SECOND: The foregoing amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at meetings held on August 9, and October 30, 2002.

          THIRD: The foregoing amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

          FOURTH: The foregoing amendment shall be effective on December 16, 2002.

     IN WITNESS WHEREOF, ING Partners, Inc. has caused these Articles of Amendment to be signed by its President and attested to by its Secretary on this 4th day of December, 2002.


                                                 ING PARTNERS, INC.


                                                 By: /s/ Laurie M. Tillinghast
                                                    --------------------------
                                                   Laurie M. Tillinghast
                                                   President


Attest:


/s/ Jacqueline Salamon
----------------------
Jacqueline Salamon
Assistant Secretary

                                   CERTIFICATE

          THE UNDERSIGNED, President of ING PARTNERS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                                    /s/ Laurie M. Tillinghast
                                                    -------------------------
                                                    Laurie M. Tillinghast
                                                    President